Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS ALL-TIME HIGH TOTAL REVENUES, NET INCOME, ADJUSTED EBITDA AND EARNINGS PER SHARE ACROSS GLOBAL CIRCUIT FOR THE SECOND QUARTER OF 2019

Plano, TX, August 2, 2019 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and six months ended June 30, 2019.

Cinemark Holdings, Inc.’s total revenues for the three months ended June 30, 2019 increased 7.7% to a record $957.8 million from $889.0 million for the three months ended June 30, 2018. For the three months ended June 30, 2019, admissions revenues increased 2.4% to $521.1 million and concession revenues increased 13.1% to $345.3 million. For the three months ended June 30, 2019, attendance increased 5.0% to 80.2 million patrons, average ticket price was $6.50 and concession revenues per patron increased 7.7% to $4.31.

Net income attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2019 was a record $101.0 million compared to $82.1 million for the three months ended June 30, 2018. Diluted earnings per share for the three months ended June 30, 2019 was a record $0.86 compared to $0.70 for three months ended June 30, 2018.

Adjusted EBITDA for the three months ended June 30, 2019 increased 10.4% to a record $244.7 million from $221.6 million for three months ended June 30, 2018. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“We are extremely pleased with our worldwide second quarter results that were generated by our domestic box office, which surpassed the North American industry in excess of 300 basis points, a significant rebound in international attendance and continued strength in our global food and beverage sales,” stated Mark Zoradi, Cinemark’s Chief Executive Officer. “As we look forward, we will continue to execute our strategic initiatives to ensure we are well-positioned to capitalize on the strength of film content and the investments we have made to enhance the overall guest experience.”

Cinemark Holdings, Inc.’s total revenues for the six months ended June 30, 2019 were $1,672.5 million compared to $1,669.0 million for the six months ended June 30, 2018. For the six months ended June 30, 2019, admissions revenues were $916.6 million and concession revenues increased 5.2% to $596.6 million. For the six months ended June 30, 2019, attendance was 142.5 million patrons, average ticket price was $6.43 and concession revenues per patron increased 7.2% to $4.19.

Net income attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2019 was $133.7 million compared to $144.2 million for the six months ended June 30, 2018. Diluted earnings per share for the six months ended June 30, 2019 was $1.14 compared to $1.23 for the six months ended June 30, 2018.

Adjusted EBITDA for the six months ended June 30, 2019 was $397.0 million compared to $415.0 million for the six months ended June 30, 2018. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

As of June 30, 2019, the Company’s aggregate screen count was 6,086 and the Company had commitments to open eight new theatres and 73 screens during the remainder of 2019 and 17 new theatres and 162 screens subsequent to 2019.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 549 theatres with 6,086 screens in 41 U.S. states, Brazil, Argentina and 13 other Latin American countries as of June 30, 2019. For more information go to investors.cinemark.com.

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or communications@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2019. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Statement of income data:
Revenues
Admissions	$521,072	$508,870	$916,612	$961,494
Concession	345,282	305,306	596,606	567,078
Other	91,402	74,877	159,261	140,452

Total revenues	957,756	889,053	1,672,479	1,669,024
Cost of operations
Film rentals and advertising	294,705	287,206	504,782	528,121
Concession supplies	62,717	51,033	105,788	91,857
Salaries and wages	108,910	100,344	205,046	193,502
Facility lease expense	89,480	81,190	175,093	163,281
Utilities and other	122,696	115,602	233,333	225,034
General and administrative expenses	44,324	43,031	82,300	85,415
Depreciation and amortization	64,573	64,290	129,035	128,685
Impairment of long-lived assets	12,494	2,788	18,078	3,379
Loss on disposal of assets and other	1,805	16,901	5,604	20,840

Total cost of operations	801,704	762,385	1,459,059	1,440,114

Operating income	156,052	126,668	213,420	228,910
Interest expense	(24,929)	(28,466)	(50,070)	(55,581)
Loss on debt amendments and refinancing	—	—	—	(1,484)
Interest income	3,468	2,862	6,159	5,100
Foreign currency exchange loss	(401)	(5,199)	(379)	(3,821)
Distributions from NCM	2,146	3,424	6,694	9,782
Interest expense - NCM	(4,732)	(4,913)	(9,514)	(9,892)
Equity in income of affiliates	8,439	6,414	18,843	15,050

Income before income taxes	140,043	100,790	185,153	188,064
Income taxes	38,182	18,326	50,099	43,423

Net income	$101,861	$82,464	$135,054	$144,641
Less: Net income attributable to noncontrolling interests	890	329	1,355	485

Net income attributable to Cinemark Holdings, Inc.	$100,971	$82,135	$133,699	$144,156

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders
Basic	$0.86	$0.70	$1.14	$1.23

Diluted	$0.86	$0.70	$1.14	$1.23

Weighted average shares outstanding - Diluted	116,548	116,268	116,524	116,238

Other Operating Data

(unaudited, in thousands)

	As of	As of
	June 30,	December 31,
	2019	2018
Balance sheet data:
Cash and cash equivalents	$511,392	$426,222
Theatre properties and equipment, net	$1,716,647	$1,833,133
Total assets	$5,902,248	$4,481,838
Long-term debt, including current portion, net of unamortized debt issue costs	$1,779,968	$1,780,611
Equity	$1,527,719	$1,456,117

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Three Months Ended June 30,			Three Months Ended June 30,			Constant Currency (1)		Three Months Ended June 30,
Revenues	2019	2018	% Change	2019	2018	% Change	2019	% Change	2019	2018	% Change
Admissions revenues	$407.0	$408.9	(0.5)%	$114.1	$100.0	14.1%	$136.2	36.2%	$521.1	$508.9	2.4%
Concession revenues	$274.9	$249.6	10.1%	$70.4	$55.7	26.4%	$82.5	48.1%	$345.3	$305.3	13.1%
Other revenues	$61.1	$50.5	21.0%	$30.3	$24.3	24.7%	$37.0	52.3%	$91.4	$74.8	22.2%
Total revenues	$743.0	$709.0	4.8%	$214.8	$180.0	19.3%	$255.7	42.1%	$957.8	$889.0	7.7%
Attendance	50.1	50.6	(1.0)%	30.1	25.8	16.7%			80.2	76.4	5.0%
Average ticket price	$8.12	$8.08	0.5%	$3.79	$3.88	(2.3)%	$4.52	16.5%	$6.50	$6.66	(2.4)%
Concession revenues per patron	$5.49	$4.93	11.4%	$2.34	$2.16	8.3%	$2.74	26.9%	$4.31	$4.00	7.7%

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended		Three Months Ended			Three Months Ended
	June 30,		June 30,			June 30,
Cost of Operations	2019	2018	2019	2018	Constant Currency (1) 2019	2019	2018
Film rentals and advertising	$237.6	$238.7	$57.1	$48.4	$68.3	$294.7	$287.1
Concession supplies	$47.0	$38.4	$15.7	$12.7	$18.4	$62.7	$51.1
Salaries and wages	$87.4	$79.4	$21.5	$21.0	$25.8	$108.9	$100.4
Facility lease expense	$64.7	$61.0	$24.8	$20.2	$28.5	$89.5	$81.2
Utilities and other	$89.3	$83.7	$33.4	$31.9	$40.0	$122.7	$115.6

	U.S. Operating Segment			International Operating Segment					Consolidated
	Six Months Ended June 30,			Six Months Ended June 30,			Constant Currency (1)		Six Months Ended June 30,
Revenues	2019	2018	% Change	2019	2018	% Change	2019	% Change	2019	2018	% Change
Admissions revenues	$715.8	$758.2	(5.6)%	$200.8	$203.3	(1.2)%	$242.6	19.3%	$916.6	$961.5	(4.7)%
Concession revenues	$474.3	$453.4	4.6%	$122.3	$113.7	7.6%	$145.2	27.7%	$596.6	$567.1	5.2%
Other revenues	$107.7	$93.8	14.8%	$51.6	$46.6	10.7%	$64.3	38.0%	$159.3	$140.4	13.5%
Total revenues	$1,297.8	$1,305.4	(0.6)%	$374.7	$363.6	3.1%	$452.1	24.3%	$1,672.5	$1,669.0	0.2%
Attendance	88.8	95.2	(6.7)%	53.7	49.7	8.0%			142.5	144.9	(1.7)%
Average ticket price	$8.06	$7.96	1.3%	$3.74	$4.09	(8.6)%	$4.52	10.5%	$6.43	$6.64	(3.2)%
Concession revenues per patron	$5.34	$4.76	12.2%	$2.28	$2.29	(0.4)%	$2.70	17.9%	$4.19	$3.91	7.2%

	U.S. Operating Segment		International Operating Segment			Consolidated
	Six Months Ended		Six Months Ended			Six Months Ended
	June 30,		June 30,			June 30,
Cost of Operations	2019	2018	2019	2018	Constant Currency (1) 2019	2019	2018
Film rentals and advertising	$406.8	$431.6	$98.0	$96.5	$118.5	$504.8	$528.1
Concession supplies	$79.0	$66.9	$26.8	$25.0	$31.8	$105.8	$91.9
Salaries and wages	$164.2	$151.1	$40.8	$42.4	$49.9	$205.0	$193.5
Facility lease expense	$129.6	$122.0	$45.5	$41.3	$53.0	$175.1	$163.3
Utilities and other	$169.1	$162.7	$64.2	$62.3	$77.8	$233.3	$225.0

(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2018. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Adjusted EBITDA (1)
U.S.	$195,298	$188,411	$321,057	$344,255
International	49,440	33,192	75,935	70,778

Total Adjusted EBITDA (1)	$244,738	$221,603	$396,992	$415,033

Capital expenditures
U.S.	$45,591	$59,675	$97,930	$129,646
International	12,009	22,751	17,239	32,943

Total capital expenditures	$57,600	$82,426	$115,169	$162,589

(1)

Adjusted EBITDA represents net income before income taxes, interest expense, interest income, foreign currency exchange loss, interest expense – NCM, equity in income of affiliates, loss on debt amendments and refinancing, other cash distributions from equity investees, depreciation and amortization, impairment of long-lived assets, loss on disposal of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents, non-cash rent and share based awards compensation expense, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$101,861	$82,464	$135,054	$144,641
Add (deduct):
Income taxes	38,182	18,326	50,099	43,423
Interest expense (2)	24,929	28,466	50,070	55,581
Other (income) expense	(6,774)	836	(15,109)	(6,437)
Loss on debt amendments and refinancing	—	—	—	1,484
Other cash distributions from equity investees (3)	5,323	3,932	19,665	16,255
Depreciation and amortization (2)	64,573	64,290	129,035	128,685
Impairment of long-lived assets	12,494	2,788	18,078	3,379
Loss on disposal of assets and other	1,805	16,901	5,604	20,840
Non-cash rent (7)	(1,331)	—	(2,150)	—
Deferred lease expenses - theatres (2)(4)	—	(217)	—	(468)
Deferred lease expenses - projectors (2)(5)	—	(232)	—	(464)
Amortization of long-term prepaid rents (2)(4)	—	597	—	1,236
Share based awards compensation expense (6)	3,676	3,452	6,646	6,878

Adjusted EBITDA	$244,738	$221,603	$396,992	$415,033

(2)	Amounts for the three and six months ended June 30, 2019 were impacted by the adoption of ASC Topic 842 and the resulting change in the classification of certain of the Company’s leases.
(3)	Represents cash distributions received from equity investees that were recorded as a reduction of the respective investment balances.
(4)	Non-cash expense included in facility lease expense.
(5)	Non-cash expense included in utilities and other.
(6)	Non-cash expense included in general and administrative expenses.
(7)

The adoption of ASC Topic 842 impacted how the Company amortizes lease related assets and liabilities such as deferred lease expenses, favorable and unfavorable lease intangible assets, long-term prepaid rents and deferred lease incentives. Beginning January 1, 2019, these items are amortized to facility lease expense for theatre operating leases and utilities and other for equipment operating leases.